UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 1, 2025
____________________
THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)
____________________

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)
(978) 910-1486
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by The Cannabist Company Holdings Inc. (the “Company”), with the Securities and Exchange Commission on December 2, 2025 (the “December 2 Current Report”), in which the Company reported, among other events, the execution of the Equity Purchase Agreement and the Promissory Note (each as defined below, and collectively, the “Transaction Documents”) and the press release announcing the transactions contemplated by the Transaction Documents. This Amendment No. 1 is being filed to attach the Transaction Documents and the Press Release as exhibits hereto.

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2025, The Cannabist Company Holdings Inc. (the “Company”), Green Leaf Medical of Virginia, LLC, a subsidiary of the Company (“Green Leaf Virginia”), and Green Leaf Medical, LLC, another subsidiary of the Company and the sole member of Green Leaf Virginia (the “Member”), entered into an equity purchase agreement (the “Equity Purchase Agreement” and the transaction contemplated thereunder, the “Transaction”) with Curaleaf, Inc. (the “Buyer”) a subsidiary of Curaleaf Holdings Inc.

Pursuant to the Equity Purchase Agreement, the Buyer will purchase all of the issued and outstanding equity interests of Green Leaf Virginia from the Member for total consideration of $110 million, consisting of: $80 million in cash (the “Closing Payment”) payable at the closing of the Transaction (“Closing”), $20 million in cash as deferred consideration (the “Delayed Payment”) as well as a $10 million promissory note issued by the Buyer to the Member or the Company, as directed by the Member (the “Promissory Note”). The Closing Payment is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, unpaid transaction expenses and certain transaction payments as of Closing.

The Promissory Note will bear interest at a rate of 6% per annum, beginning on the closing date of the Equity Purchase Agreement (the “Closing Date”) through maturity on the one-year anniversary of the Closing Date. The principal amount of the Promissory Note is subject to downward adjustments for cash, working capital, indebtedness, and transaction expenses of Green Leaf Virginia as well as for indemnification claims. Any unpaid indemnification obligations not settled against the Promissory Note may also be set off by the Buyer against the Delayed Payment. The Delayed Payment will be payable within 30 days following the earlier of (i) the date on which the first adult-use sale has occurred at each of the five (5) Green Leaf Virginia retail locations in operation and one retail location under development in the Commonwealth of Virginia and (ii) the date that is twelve (12) months from the date on which the first adult-use sale has occurred at any of the these retail locations. The Buyer’s obligation to make the Delayed Payment will terminate if such foregoing conditions to payment are not met within seven (7) years of the Closing Date.

The Equity Purchase Agreement includes a fifteen (15) business day go-shop period beginning on the date of the Equity Purchase Agreement and continuing until 11:59 p.m. Eastern Time on December 22, 2025 unless otherwise extended with the prior written consent of the Buyer (the “Go-Shop Period”), during which time the Company, the Member, Green Leaf Virginia and their respective representatives will, subject to the requirements and limitations set forth in the Equity Purchase Agreement, be permitted to, among other things, solicit, negotiate and enter into alternative proposals involving the equity or material portion of the assets of Green Leaf Virginia (each, an “Alternative Proposal”). In connection therewith, no later than 5 business days from signing of the Equity Purchase Agreement, Cannabist shall deposit into escrow an amount equal to $3.3 million, which amount will be payable to Buyer as a break-up fee in certain circumstances as further described below.

The Transaction is subject to the satisfaction or waiver of certain closing conditions, including regulatory approvals and the consent (the “Senior Noteholders Consent”) and lien releases (the “Lien Releases”) from the requisite holders of the nine and one quarter percent (9.25%) Senior Secured Notes due December 31, 2028 and (ii) the nine percent (9.0%) Senior Secured Convertible Notes due December 31, 2028 issued by the Company.

The Equity Purchase Agreement includes customary termination rights for both parties and an outside date of February 27, 2026. If the closing conditions have not been satisfied or waived by the outside date, the Equity Purchase Agreement will terminate, subject to certain specified provisions that survive termination. The Buyer may also terminate the Equity Purchase Agreement if the Senior Noteholders Consent is not obtained by one calendar day following the expiration of the Go-Shop Period. The Company may terminate the Transaction if the Company or its subsidiaries enter into a definitive agreement with respect to an Alternative Proposal. If the Equity Purchase Agreement is terminated as a result of (i) the Company, the Member or Green Leaf Virginia’s entry into a definitive agreement with respect to an Alternative Proposal or (ii) the Senior Noteholders Consent is not obtained by the expiration of the Go-Shop Period, then Buyer will be entitled to a break-up fee equal to an amount of $3.3 million, which amount is payable within two (2) business days of each such termination. The Company, the Member and Green Leaf Virginia made customary representations, warranties and covenants in the Equity Purchase Agreement, including, among other things, covenants (i) to conduct its business in the ordinary course of business and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by the Buyer. The Equity Purchase Agreement contains customary indemnification provisions, including caps, baskets and survival periods, as well as specified exclusions and limitations. The Equity Purchase Agreement also contains customary post‑Closing restrictive covenants in favor of the Buyer, including non‑competition and non‑solicitation obligations applicable to the Company and the Member for an eighteen (18) month period following the Closing Date and within the Commonwealth of Virginia.

Within five (5) days following the execution of the Equity Purchase Agreement, the Company will pay to Buyer an amount equal to Buyer’s actually incurred and invoiced transaction expenses as of the date of the Equity Purchase Agreement, up to $350,000, which amount is non-refundable including in the event of termination of the Equity Purchase Agreement.
Item 1.01 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to each of the Equity Purchase Agreement and the Promissory Note. Such descriptions are qualified in their entirety by reference to the full text of the Equity Purchase Agreement and the Promissory Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Press Release

On December 2, 2025, the Company issued a press release announcing the entry into the Equity Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) ExhibitsExhibit

No.	Description
10.1#	Equity Purchase Agreement, dated December 1, 2025, among The Cannabist Company Holdings Inc., Green Leaf Medical of Virginia, LLC, Green Leaf Medical, LLC and Curaleaf, Inc.
10.2#	Form of Curaleaf, Inc. Promissory Note
99.1	Press Release, dated December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel
Date: December 2, 2025